WAIVER AND AMENDMENT AGREEMENT WAIVER AND AMENDMENT AGREEMENT, dated as of April 14, 1997 among Daiwa Healthco-2 LLC, a Delaware limited liability company (the "Lender"), CCA Funding LLC, a Delaware limited liability company (the "Borrower") and Community Care of America, Inc., a Delaware corporation (the "CCA").

     The Borrower, the Lender and CCA have entered into a Loan and Security Agreement, dated as of December 23, 1996 (as the same may be amended, modified, restated or supplemented, the "Loan Agreement") pursuant to which the Lender makes revolving Loans to the Borrower secured by healthcare receivables. Capitalized terms used but not defined herein shall have the meanings given such terms in the Loan Agreement.

     The Borrower has requested that the Lender waiver certain provisions of the Loan Agreement and amend certain provisions of the Loan Agreement.

     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

                  SECTION 1. AMENDMENTS TO THE LOAN AGREEMENT.

     1.1 Clause (i) of Section 1.05(a) is amended in its entirety to read as follows:

               "(i) beginning March 10, 1997, on the Basic Borrowing Amount (or any lesser principal amount outstanding from time to time), at an interest rate per annum equal to the LIBO Rate for the Interest Period in effect for such Revolving Advance plus a margin equal to 2.25% which margin shall increase by 0.50% on April 1, 1997 and on the first Business Day of each month thereafter that this clause (a) is applicable, and"

     1.2 Clause (ii) of Section 1.05(a) is amended by deleting the phrase "during the Special Period," where it appears therein.

     1.3 Clause SECOND of Section 2.02 of the Loan Agreement is hereby amended in its entirety to read as follows: "SECOND, to the Lender, (i) an amount in cash equal to the payment, if any, of principal on the Revolving Loan up to the Basic Borrowing Amount due and payable on such Funding Date, until such amount has been paid in full and (ii) an amount in cash equal to the payment, if any, of principal on the Revolving Loan in excess of the Basic Borrowing Amount until such amount has been paid in full;"

1.4  The  definition  of  "Special  Period"

contained in Exhibit I is amended by deleting the phrase "the three month anniversary of the Initial Funding Date" and inserting in its place the date "April 1, 1996".SECTION 2. WAIVERS2.1 CCA has removed a Provider under the Healthcare Receivables Purchase and Transfer Agreement, dated as of December 23, 1196 (as amended, modified, supplemented or restated, the "RPA") among CCA, each of the Providers named therein and the Borrower. Such removal (the "Prohibited Removal") constitutes an Event of Termination pursuant to Section 5.19(b)(iii)(x) and (y) of the RPA and an Event of Default under Clause (d) of
Exhibit V of the Loan Agreement. Subject to the fulfillment of the conditions set forth below, the Lender hereby waives the Event of Default under the Loan Agreement caused by the Prohibited Removal.2.2 the Borrower is in violation of clause(j)(ix) of Exhibit IV of the Loan Agreement, the violation of which has resulted in an Event of Default. The Lender hereby waives such Event of Default solely for the 1996 fiscal year of the Borrower, provided that each of the Borrower and CCA allow an agent of the Lender to conduct an audit of books and records of CCA and the Borrower, in scope and substance necessary to reach the conclusions that would otherwise have been covered by the certificate required under clause(j)(ix) of Exhibit IV to the Loan Agreement. Should the Lender, in its sole discretion, determine that CCA or the Borrower has not allowed the Lender's agent access to its books and records or is otherwise not cooperating with the audit, the waiver contained in this Section 2.2 shall be null and void and the Event of Default described herein shall be reinstated. SECTION 3. CONDITIONS PRECEDENT This Amendment Agreement (the "Agreement") shall be effective upon the execution and delivery of counterparts hereof by the parties listed below and the fulfillment of the following conditions.3.1 All representations and warranties contained in this Agreement or otherwise made in writing to the Lender in connection herewith shall be true and correct in all material respects. 3.2 No unwaived event shall have occurred and be continuing which constitutes a Default or an Event of Default. 3.3 The Primary Servicer shall have issued a Warrant To Purchase Common Stock of Community Care of America, Inc. in the form of Exhibit A attached hereto. 3.4 Integrated Health Services shall have executed a Guaranty in favor of the Lender in the form of Exhibit B attached hereto. SECTION 4. MISCELLANEOUS 4.1 Each of the Borrower and CCA reaffirms and restates the representations and warranties set forth in the Loan Agreement and the RPA, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date. Each of the Borrower and CCA represents and warrants as to itself (which representations and warranties shall survive the execution and delivery hereof) to the Agent that: (a) No consent of any person, including, without limitation, shareholders, members or creditors of the Borrower or CCA, and no action of, or filing with any

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   governmental  or public body or  authority  is required to  authorize,  or is otherwise required in connection with the execution, delivery and performance of this Agreement; (b) This Agreement has been duly executed and delivered by a duly authorized officer on behalf of each of the Borrower and CCA, and constitutes the legal, valid and binding obligations of each, enforceable in accordance with its terms, except as enforcement thereof may be subject to the
   effect  of  any  applicable  (i)  bankruptcy,   insolvency,   reorganization,
   moratorium or similar law affecting creditors' rights generally and (ii)

 general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (c) The execution, delivery and performance of this Agreement will not violate any law, statute or regulation applicable to the Borrower or CCA, or any order or decree of any court or governmental instrumentality applicable to such company, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such company. 4.2 Except as herein expressly amended, the Loan
   Agreement and the other Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. 4.3 Except as specifically set forth herein, nothing herein contained shall constitute a waiver or be deemed to be a waiver, of any existing Defaults or Events of Default or of any Events of Termination under the RPA and the Lender reserves all rights and remedies granted to it by the

    Loan Agreement and the other Documents, by law and otherwise. 4.4 All references to the Loan Agreement in any Document shall mean the Loan

    Agreement as amended hereby. 4.5 This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. A facsimile signature page shall constitute an original for the purposes hereof. 4.6 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

 YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. IN
  WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. DAIWA HEALTHCO-2 LLC By: DAIWA SECURITIES

AMERICA, Its Manager By: Giles Hunt Vice President COMMUNITY CARE OF AMERICA,
            INC. By: Name: Title: CCA FUNDING LLC By: Name: Title:

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